                                                                    EXHIBIT 2.4

                                AMENDMENT NO. 2

  AMENDMENT NO. 2 dated as of August 28, 2000 (this "Amendment"), to the Asset Purchase Agreement (the "Original Agreement") between Viacom Inc. ("Seller") and Comcast Corporation ("Purchaser") dated as of June 30, 2000, as amended by Amendment No. 1 ("Amendment No. 1") dated as of July 28, 2000 between Seller and Purchaser.

                                  WITNESSETH:

  WHEREAS, Seller and Purchaser have agreed that the Original Agreement, as amended by Amendment No. 1 (as so amended, the "Agreement"), be amended in the manner provided for in this Amendment.

  NOW, THEREFORE, the parties hereto hereby agree as follows:

  1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings given them in the Agreement. References in the Agreement to the "Agreement" or "this Agreement" and other similar references shall be deemed to refer to the Agreement and this Amendment.

  2. Amendment of Section 1.01. Section 1.01 of the Agreement is amended by:

    (a) deleting the definition of "Closing Working Capital" and inserting the following definitions in its place:

      "Closing HTS Working Capital" means HTS Working Capital as of the close of business on the day immediately proceeding the Closing Date, as reflected on the Final HTS WC Statement.

      "Closing MSC Working Capital" means MSC Working Capital as of the close of business on the day immediately preceding the Closing Date, as reflected on the Final MSC WC Statement.";

    (b) inserting the following definition immediately after the definition of "HTS":

      "HTS Acquired Assets" means the assets, properties and rights described in clause (a) of the definition of "Acquired Assets" in
    Section 1.01.";

    (c) inserting the following definition immediately after the definition of "HTS Services Agreement":

      "HTS Working Capital" means, as of any date of determination, (a) the sum of 65.702% of the following of HTS to the extent owned by HTS at the Closing: (i) Cash, (ii) accounts receivable, and (iii) prepaid sports rights and other current assets (not including deferred income taxes) minus (b) the sum of 65.702% of the following of HTS: (i) accounts payable, (ii) accrued expenses and (iii) all other current liabilities except the current portion of both long term debt and capital lease obligations, in each case as of such date, calculated in accordance with GAAP; provided that (w) in no event shall any determination of HTS Working Capital reflect liabilities (1) that are obligations of Purchaser pursuant to this Agreement (other than liabilities of HTS) or (2) that arise from actions taken by Purchaser after the Closing, (x) HTS Working Capital shall include prepaid sports rights and other current assets only to the extent HTS would reasonably expect to realize the benefits thereof within one year of the date of determination, (y) HTS Working Capital will not include Insurance Proceeds that are related to long term assets of the HTS Business and
    (z) HTS Working Capital shall be adjusted to account for any payments or repayments occurring under Section 5.10 on the Closing Date.";

    (d) inserting the following definition immediately after the definition of "MSC Business":

      "MSC Working Capital" means, as of any date of determination, (a) the sum of the following of the MSC Business to the extent included in the Acquired Assets: (i) Cash, (ii) accounts receivable and (iii) prepaid sports rights and other current assets (not including deferred income taxes) minus (b) the sum of the following of the MSC Business to the extent included in the Assumed Liabilities: (i) accounts payable, (ii) accrued expenses, and (iii) all other current liabilities except the current portion of both long term debt and capital lease obligations, in each case as of such date, calculated in accordance with GAAP; provided that (w) in no event shall any determination of MSC Working Capital reflect liabilities (1) that are obligations of Purchaser pursuant to this Agreement (other than Assumed Liabilities) or (2) that arise from actions taken by Purchaser after the Closing, (x) MSC Working Capital shall include prepaid sports rights and other current assets only to the extent Purchaser would reasonably expect to realize the benefits thereof within one year of the date of determination, (y) MSC Working Capital will not include Insurance Proceeds that are related to long term assets of the Business and (z) MSC Working Capital shall be adjusted to account for any payments or repayments occurring under Section 5.10 on the Closing Date.";

    (e) deleting the definition of "Target Working Capital"; and

    (f) deleting the definition of "Working Capital."

  3. Amendment of Section 1.02. Section 1.02 of the Agreement is amended as follows:

    The following terms are hereby added to Section 1.02:

   Term                                      Section
   ----                                      -------
   Amendment No. 1                           Preamble
   Amendment                                 Preamble
   ARC Purchase Agreement                        7.03
   Estimated Closing HTS Working Capital     2.08B(a)
   Estimated Closing MSC Working Capital     2.08C(a)
   Final MSC Working Capital Statement       2.08C(a)
   Final HTS Working Capital Statement       2.08B(a)
   HTS Partnership Interest Representations   9.02(d)
   HTS Accounting Firm                       2.08B(a)
   HTS Notice of Disagreement                2.08B(a)
   Initial MSC Working Capital Statement     2.08C(a)
   Initial HTS Working Capital Statement     2.08B(a)
   MSC Notice of Disagreement                2.08C(a)
   MSC Accounting Firm                       2.08C(a)
   MSC Purchase Price                         2.07(a)
   MSC Consideration                          2.10(a)
   Section 3.07(b) Representations            9.02(d)
   Submitted MSC Notice of Disagreement      2.08C(a)
   Submitted HTS Working Capital Statement   2.08B(a)
   Submitted MSC Working Capital Statement   2.08C(a)
   Submitted HTS Notice of Disagreement      2.08B(a)

    The following terms are hereby deleted from Section 1.02:

    Consideration
    Estimated Closing Working Capital
    Final Working Capital Statement
    Initial Working Capital Statement

    Notice of Disagreement
    Submitted Notice of Disagreement
    Submitted Working Capital Statement

  4. Amendment of Section 2.06. Clause (a) of Section 2.06 of the Agreement is deleted in its entirety and replaced with the following:

    "(a) (i) payment of an amount equal to the excess, if any, of $9,966,889 over the Estimated Closing HTS Working Capital, by wire transfer in immediately available funds to an account designated by Purchaser in a written notice to Seller, (ii) payment of an amount equal to the excess, if any, of $6,689,210 over the Estimated Closing MSC Working Capital, by wire transfer in immediately available funds to an account designated by Purchaser in a written notice to Seller and (iii) a receipt for payment by Purchaser of any amounts payable under Section 2.07(a);"

  5. Amendment of Section 2.07. Clause (a) of Section 2.07 of the Agreement is deleted in its entirety and replaced with the following:

    "(a) (i) payment of $18,000,000 (the "MSC Purchase Price"), by wire transfer in immediately available funds to Seller's Account, (ii) payment of an amount equal to the excess, if any, of the Estimated Closing HTS Working Capital over $9,966,889, by wire transfer in immediately available funds to Seller's Account, (iii) payment of an amount equal to the excess, if any, of the Estimated Closing MSC Working Capital over $6,689,210, by wire transfer in immediately available funds to Seller's Account, and (iv) a receipt for payment by Seller of any amounts payable under Section 2.06(a);"

  6. Amendment of Section 2.08. Section 2.08 of the Agreement is deleted in its entirety and replaced with the following:

    "Section 2.08A. Purchase Consideration. The purchase consideration for
  (i) the HTS Acquired Assets consists of the execution and delivery of the Distribution Agreement by Purchaser, the execution and delivery of the Shared Services Agreement (to the extent it relates to the HTS Business) by Purchaser and any amounts payable under clause (a)(ii) of Section 2.07 and
  (ii) the MSC Assets consists of the MSC Purchase Price, any amounts payable under clause (a)(iii) of Section 2.07, the execution and delivery of the Lease by Purchaser and the execution and delivery of the Shared Services Agreement (to the extent it relates to the MSC Business) by Purchaser.

    Section 2.08B. HTS Working Capital Adjustment. (a) No less than two Business Days prior to the Closing Date, Seller shall deliver a notice to Purchaser which sets forth Seller's good faith estimate of HTS Working Capital as of the close of business on the day immediately preceding the Closing Date (the "Estimated Closing HTS Working Capital"). Such notice shall be accompanied by appropriate information supporting the Estimated Closing HTS Working Capital. Within 60 days after the Closing Date, Purchaser shall prepare and deliver to Seller a statement setting forth HTS Working Capital as of the close of business on the day immediately preceding the Closing Date (the "Initial HTS WC Statement"). During the 30 days immediately following Seller's receipt of the Initial HTS WC Statement, Seller will be permitted to review Purchaser's and its auditors' working papers, if any, relating to the Initial HTS WC Statement, all of Purchaser's books and records with respect thereto and such other books and records of Purchaser as Seller may reasonably request in connection with such review and shall be provided with reasonable access to individuals involved in preparing or reviewing the Initial HTS WC Statement. The Initial HTS WC Statement shall become final and binding upon the parties (and shall thereupon become the Final HTS WC Statement) on the 31st day following receipt thereof by Seller, unless Seller shall provide a written notice (the "HTS Notice of Disagreement") of its disagreement with the Initial HTS WC Statement to Purchaser prior to such date. Any HTS Notice of Disagreement shall specify in reasonable detail the nature of any disagreement so asserted. If a timely HTS Notice of Disagreement is received by Purchaser, then the Initial HTS WC Statement (as revised in accordance with clause (x) or (y) below) shall become final and binding upon the parties, and shall thereupon become the "Final HTS WC Statement", on the earlier of (x) the date on which the parties hereto resolve in writing any differences they have with respect to any matter specified in the HTS Notice of Disagreement, and agree upon a Final HTS WC Statement, or (y) the date on which an Accounting Firm (the "HTS Accounting Firm"), which may be a firm other than the MSC Accounting Firm, finally resolves in writing any matters with respect to the Initial HTS WC Statement that are properly in dispute by providing each of the parties hereto with a Final HTS WC Statement. During the 30 days immediately following the delivery of an HTS Notice of Disagreement, Seller and Purchaser shall seek in good faith to resolve in writing (and thereby agree on a Final HTS WC Statement) any differences which they may have with respect to any matter specified in the HTS Notice of Disagreement. During such period, Purchaser shall have access to the working papers of Seller and its auditors, if any, prepared in connection with Seller's preparation of the HTS Notice of Disagreement and Purchaser shall be provided with reasonable access to individuals involved in preparing or reviewing the HTS Notice of Disagreement. At the end of such 30-day period, Seller and Purchaser shall submit to the HTS Accounting Firm for review and resolution any and all matters which remain in dispute and which were properly included in the HTS Notice of Disagreement (the Initial HTS WC Statement, as it may be modified by Purchaser prior to submission to the HTS Accounting Firm, being the "Submitted HTS WC Statement", and the HTS Notice of Disagreement, as it may be modified by Seller prior to submission to the HTS Accounting Firm, being the "Submitted HTS Notice of Disagreement"), and, within 30 days of its receipt of the Submitted HTS WC Statement and the Submitted HTS Notice of Disagreement, the HTS Accounting Firm shall make a final determination, binding on the parties hereto, of HTS Working Capital as of the close of business on the day immediately preceding the Closing Date. The HTS Accounting Firm's determination as to any given matter in dispute shall be within the range for such matter set forth in the Submitted HTS WC Statement, on the one hand, and the Submitted HTS Notice of Disagreement, on the other hand. Purchaser and Seller shall share equally the cost of the HTS Accounting Firm's review and determination.

    (b) (i) If Closing HTS Working Capital exceeds Estimated Closing HTS Working Capital, then Purchaser shall pay to Seller an amount equal to such excess or (ii) if Estimated Closing HTS Working Capital exceeds Closing HTS Working Capital, then Seller shall pay to Purchaser an amount equal to such excess, in either case within three Business Days after the Final HTS WC Statement becomes final and binding on the parties hereto, together with interest thereon from the Closing Date to the date of payment at the rate of interest publicly announced by Citibank, N.A. in New York, New York from time to time as its base rate. If Closing HTS Working Capital is equal to Estimated Closing HTS Working Capital, then neither Purchaser nor Seller shall owe any amount to the other party pursuant to this Section 2.08B.

    (c) Purchaser agrees that following the Closing through the date that payment, if any, is made pursuant to Section 2.08B(b), it will not take any actions with respect to any accounting books, records, policy or procedure on which the Initial HTS WC Statement is to be based that would make it impossible or impracticable to calculate HTS Working Capital in the manner and utilizing the methods required hereby.

    Section 2.08C. MSC Working Capital Adjustment. (a) No less than two Business Days prior to the Closing Date, Seller shall deliver a notice to Purchaser which sets forth Seller's good faith estimate of MSC Working Capital as of the close of business on the day immediately preceding the Closing Date (the "Estimated Closing MSC Working Capital"). Such notice shall be accompanied by appropriate information supporting the Estimated Closing MSC Working Capital. Within 60 days after the Closing Date, Purchaser shall prepare and deliver to Seller a statement setting forth MSC Working Capital as of the close of business on the day immediately preceding the Closing Date (the "Initial MSC WC Statement"). During the 30 days immediately following Seller's receipt of the Initial MSC WC Statement, Seller will be permitted to review Purchaser's and its auditors' working papers, if any, relating to the Initial MSC WC Statement, all of Purchaser's books and records with respect thereto and such other books and records of Purchaser as Seller may reasonably request in connection with such review and shall be provided with reasonable access to individuals involved in preparing or reviewing the Initial MSC WC Statement. The Initial MSC WC Statement shall become final and binding upon the parties (and shall thereupon become the Final MSC WC Statement) on the 31st day following receipt thereof by Seller, unless Seller shall provide a written notice (the "MSC Notice of Disagreement") of its disagreement with the Initial MSC

  WC Statement to Purchaser prior to such date. Any MSC Notice of Disagreement shall specify in reasonable detail the nature of any disagreement so asserted. If a timely MSC Notice of Disagreement is received by Purchaser, then the Initial MSC WC Statement (as revised in accordance with clause (x) or (y) below) shall become final and binding upon the parties, and shall thereupon become the "Final MSC WC Statement", on the earlier of (x) the date on which the parties hereto resolve in writing any differences they have with respect to any matter specified in the MSC Notice of Disagreement, and agree upon a Final MSC WC Statement, or
  (y) the date on which an Accounting Firm (the "MSC Accounting Firm"), which may be a firm other than the HTS Accounting Firm, finally resolves in writing any matters with respect to the Initial MSC WC Statement that are properly in dispute by providing each of the parties hereto with a Final MSC WC Statement. During the 30 days immediately following the delivery of an MSC Notice of Disagreement, Seller and Purchaser shall seek in good faith to resolve in writing (and thereby agree on a Final MSC WC Statement) any differences which they may have with respect to any matter specified in the MSC Notice of Disagreement. During such period, Purchaser shall have access to the working papers of Seller and its auditors, if any, prepared in connection with Seller's preparation of the MSC Notice of Disagreement and Purchaser shall be provided with reasonable access to individuals involved in preparing or reviewing the MSC Notice of Disagreement. At the end of such 30-day period, Seller and Purchaser shall submit to the MSC Accounting Firm for review and resolution any and all matters which remain in dispute and which were properly included in the MSC Notice of Disagreement (the Initial MSC WC Statement, as it may be modified by Purchaser prior to submission to the MSC Accounting Firm, being the "Submitted MSC WC Statement", and the MSC Notice of Disagreement, as it may be modified by Seller prior to submission to the MSC Accounting Firm, being the "Submitted MSC Notice of Disagreement"), and, within 30 days of its receipt of the Submitted MSC WC Statement and the Submitted MSC Notice of Disagreement, the MSC Accounting Firm shall make a final determination, binding on the parties hereto, of MSC Working Capital as of the close of business on the day immediately preceding the Closing Date. The MSC Accounting Firm's determination as to any given matter in dispute shall be within the range for such matter set forth in the Submitted MSC WC Statement, on the one hand, and the Submitted MSC Notice of Disagreement, on the other hand. Purchaser and Seller shall share equally the cost of the MSC Accounting Firm's review and determination.

    (b) (i) If Closing MSC Working Capital exceeds Estimated Closing MSC Working Capital, then Purchaser shall pay to Seller an amount equal to such excess or (ii) if Estimated Closing MSC Working Capital exceeds Closing MSC Working Capital, then Seller shall pay to Purchaser an amount equal to such excess, in either case within three Business Days after the Final MSC WC Statement becomes final and binding on the parties hereto, together with interest thereon from the Closing Date to the date of payment at the rate of interest publicly announced by Citibank, N.A. in New York, New York from time to time as its base rate. If Closing MSC Working Capital is equal to Estimated Closing MSC Working Capital, then neither Purchaser nor Seller shall owe any amount to the other party pursuant to this Section 2.08C.

    (c) Purchaser agrees that following the Closing through the date that payment, if any, is made pursuant to Section 2.08C(b), it will not take any actions with respect to any accounting books, records, policy or procedure on which the Initial MSC WC Statement is to be based that would make it impossible or impracticable to calculate MSC Working Capital in the manner and utilizing the methods required hereby."

  7. Amendment of Section 2.10. Section 2.10 of the Agreement is deleted in its entirety and replaced with the following:

    "Section 2.10. Allocation of Consideration. (a) Seller and Purchaser shall endeavor to agree after the Closing Date on an allocation of the consideration received by Seller in respect of the MSC Assets under Section 1001(b) of the Code (the "MSC Consideration") among the MSC Assets in the manner required by Section 1060 of the Code and the Treasury regulations thereunder (the "Allocation"). Seller and Purchaser agree to file all Tax Returns and related forms (including without limitation Form 8594) in accordance with the Allocation and shall not make any inconsistent written statement or take any inconsistent position on any Tax Return, in any refund claim, or during the course of any Internal Revenue Service or other Tax audit. Each party shall deliver to the other party a copy of its Form 8594 relating to this transaction not later than 30 days prior to the filing of their respective Forms 8594 and shall notify the other party if it receives notice that the Internal Revenue Service proposes any adjustment to the Allocation. Notwithstanding the foregoing provisions of this Section 2.10, if Seller and Purchaser are unable to agree on an allocation of the MSC Consideration within 30 days following the Closing Date, each shall be permitted to allocate the MSC Consideration among the MSC Assets, and to take any related actions and positions, as it deems appropriate.

    (b) If the parties agree on an allocation of the MSC Consideration and if an adjustment is made pursuant to Section 2.08C with respect to the MSC Assets, the Allocation shall be adjusted in accordance with Section 1060 of the Code and as mutually agreed by Purchaser and Seller. Purchaser and Seller agree to file any additional information return required to be filed pursuant to Section 1060 of the Code and to treat the Allocation as adjusted in the manner described in Section 2.10(a)."

  8. Amendment of Section 2.12. Section 2.12 of the Agreement is deleted in its entirety and replaced with the following:

    Section 2.12. Value of Distribution Agreement. The parties will, between the date hereof and Closing, agree in good faith on the value of the Shared Services Agreement (to the extent it relates to the HTS Business) and the Distribution Agreement, provided that such value shall in no event be less than $132,000,000 or more than $142,000,000.

  9. Amendment of Section 3.21. Section 3.21 of the Agreement is deleted in its entirety and replaced with the following:

    "Section 3.21. Receivables. All accounts, notes receivable and other receivables included in the Closing HTS Working Capital or the Closing MSC Working Capital will have arisen in the ordinary course of business."

  10. Addition of Section 7.03. The following Section 7.03 is hereby added to the Agreement:

    "Section 7.03. Tag Conditions. If the closing of the transactions contemplated by the Purchase Agreement dated as of August 28, 2000 (the "ARC Purchase Agreement") among Purchaser, ARC and Fox Entertainment Group, Inc. does not occur, the parties agree that the conditions set forth in
  Section 7.01(f) and 7.02(g) will not be considered to have been satisfied solely as a result of the execution and delivery of the ARC Purchase Agreement and the other agreements entered into in connection therewith.

  11. Amendment of Section 9.02. Section 9.02 of the Agreement is amended by inserting the following new clause immediately after clause (c):

    "(d) If the closing of the transactions under the ARC Purchase Agreement occurs, then with respect to Losses resulting from or in connection with the inaccuracy as of the date of this Agreement or the Closing Date of any representations and warranties made by Seller in or pursuant to this Agreement or in any instrument or certificate delivered by Seller at the Closing in accordance with this Agreement, to the extent such representations and warranties relate to HTS (including the HTS Business, the HTS Assets, the Liabilities of HTS, the HTS Partnership Agreement and the HTS Business Employees, but not including the HTS Partnership Interest (to the extent such representations and warranties relate to the HTS Partnership Interest, the "HTS Partnership Interest Representations")) but not including the representations and warranties made by Seller in Section 3.07(b) (to the extent relating to the representations and warranties in Section 3.07(b), the "Section 3.07(b) Representations"), Viacom's indemnification obligation under Section 9.02(a)(i) shall not be in respect of 100% of such Losses but shall instead be in respect of 65.702% of such Losses. For the avoidance of doubt, notwithstanding that the closing of the transactions under the ARC Purchase Agreement occurs, Viacom's indemnification obligation under Section 9.02(a)(i) with respect to Losses resulting from or in connection with the HTS Partnership Interest Representations and the Section 3.07(b) Representations shall continue to be in respect of 100% of such Losses."

  12. Amendment of Exhibit. Exhibit C to the Agreement is deleted in its entirety and replaced by Exhibit C to this Amendment.

  13. Representations and Warranties of the Seller. Seller hereby represents and warrants to Purchaser that the execution, delivery and performance by Seller of this Amendment and the consummation by Seller of the transactions contemplated hereby are within Seller's corporate powers, and have been duly authorized by all requisite corporate action. This Amendment constitutes a valid and binding agreement of Seller.

  14. Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to Seller that the execution, delivery and performance by Purchaser of this Amendment and the consummation by Purchaser of the transactions contemplated hereby are within Purchaser's corporate powers and have been duly authorized by all requisite corporate action. This Amendment constitutes a valid and binding agreement of Purchaser.

  15. Miscellaneous.

    (a) This Amendment is limited to the matters expressly set forth herein. Except as expressly amended, modified and supplemented hereby, the provisions of the Agreement are and shall remain in full force and effect.

    (b) This Amendment shall be construed in accordance with and governed by the law of the State of New York.

    (c) This Amendment may be signed in counterparts, each of which shall be an original, but all of which together constitute one and the same agreement. This Amendment shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

    (d) Purchaser acknowledges and agrees that the existence of the lawsuit docketed in the Court of Chancery of the State of Delaware in and for New Castle County as Civil Action No. 18164-NC will not constitute a breach of the representations and warranties set forth in Section 3.09 of the Agreement.

  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers as of the day and year first above written.

                                          VIACOM INC.

                                                  /s/ Michael Fricklas
                                          By: _________________________________
                                             Name: Michael Fricklas
                                             Title: Executive Vice President

                                          COMCAST CORPORATION

                                                       /s/ Amy Banse
                                          By: _________________________________
                                             Name: Amy Banse
                                             Title: Vice President,
                                                 Programming and Investment